   As filed with the Securities and Exchange Commission on November 22, 1995

                                                   Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               C-TEC Corporation
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                          23-2093088
  (State or other jurisdiction                               (I.R.S employee
of incorporation or organization)                           identification no.)

                         105 Carnegie Center, 3rd Floor
                          Princeton, New Jersey 08540
                    (Address of principal executive offices)

                   C-TEC Corporation 1994 Stock Option Plan,
                                   As Amended
                              (Full Title of Plan)

                           Raymond B. Ostroski, Esq.
                               C-TEC Corporation
                         105 Carnegie Center, 3rd Floor
                          Princeton, New Jersey 08540
                    (Name and address of agent for service)

                                 (609) 734-3700
          (Telephone number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                        Proposed          Proposed
    Title of                            Maximum            Maximum         Amount of
 Securities to       Amount to be    Offering Price       Aggregate       Registration
 be Registered        Registered      Per Unit/(1)/     Offering/(1)/         Fee
--------------------------------------------------------------------------------------
Common                 1,350,000         $26.58          $35,883,000       $12,373.45
Stock, par
value $1.00
per share
======================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 the ("Act") on the basis of the last reported sales price of the registrant's Common Stock on November 15, 1995

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information

          Not required to be filed with this Registration Statement.


Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with this Registration Statement.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by C-TEC Corporation (the "Company") are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended as filed with the Commission.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

          (c) A description of the Company's Common Stock is incorporated by reference. Reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Raymond B. Ostroski, Executive Vice President and General Counsel of the Company, holds options, issued pursuant to the Company's 1994 Stock Option Plan, to acquire 70,000 shares of the Company's Common Stock.


Item 6.   Indemnification of Directors and Officers.

          Reference is made to Sections 1741 and 1742 of the 1988 Business Corporation Law of the Commonwealth of Pennsylvania, which provide for indemnification of directors and officers in certain circumstances. In addition, Article IV of the By-laws of the Company provides that, except as prohibited by law, any director or officer of the Company is entitled to be indemnified in any action or proceeding in which he or she may be involved by virtue of holding such position.

          In addition, the Company maintains a directors' and officers' liability insurance policy.


Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.



          Exhibit
          Number       Description
          -------      -----------
            5(a)       Opinion of Raymond B. Ostroski Esq.
                       regarding  the legality of the securities being registered.

           10(f)       C-TEC Corporation 1994 Stock Option Plan, as amended

           23(a)       Consent of Coopers & Lybrand, Independent Auditors.

           23(b)       Consent of Raymond B. Ostroski, Esq.
                       (filed herewith and included in Exhibit 5(a)).

           24(a)       Powers of Attorney


Item 9.  Required Undertakings.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S)210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
     Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S)210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX


Exhibit
 Number             Description
-------             -----------
   5(a)        Opinion of Raymond B. Ostroski, Esq. regarding the
               legality of the securities being registered.

  10(f)        1994 Stock Option Plan as amended.

  23(a)        Consent of Coopers & Lybrand, Independent Auditors.

  23(b) Consent of Raymond B. Ostroski, Esq. (filed herewith and included in Exhibit 5(a)).

  24(a)        Powers of Attorney
